UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

OM Asset Management plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ground Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

On February 1, 2018, OM Asset Management plc (the “Company”) issued a press release and presentation materials setting forth its financial and operating results for the quarter ended December 31, 2017. Copies of the press release and the presentation materials are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, hereto.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stephen H. Belgrad as President, Chief Executive Officer and Director

On January 30, 2018, the Board of Directors (the “Board”) of the Company appointed Stephen H. Belgrad as the Company’s President and Chief Executive Officer, effective as of March 2, 2018 and as a Director of the Company, effective as of January 30, 2018.

Before being appointed as the Company’s President, Chief Executive Officer and a Director of the Company, Mr. Belgrad, age 55, was Executive Vice President, Chief Financial Officer and a member of the Executive Management Team of the Company. Mr. Belgrad has held these positions since the Company’s initial public offering and has held comparable positions with OMAM Inc., where he also acts as director, since 2011. As Chief Financial Officer, Mr. Belgrad was responsible for the Company’s finance, investor relations, legal and IT/operations functions and jointly responsible for corporate development. From 2008 to May 2011, Mr. Belgrad was chief financial officer of HarbourVest Global Private Equity Limited (HVPE), a publicly-traded closed-end investment company. Mr. Belgrad previously was a vice president in the new investments group at Affiliated Managers Group, Inc., a publicly traded global asset management company, and, prior to that, senior vice president and treasurer at Janus Capital Group Inc., a publicly traded investment management firm. He began his career at Morgan Stanley & Co., a global financial services firm, where, over the course of 15 years, he held various positions in investment banking, corporate strategy and Morgan Stanley’s asset management division. Mr. Belgrad received a B.A. in economics from Princeton University and an M.B.A. from Harvard Business School.

On January 31, 2018, the Company entered into an Employment Agreement with Mr. Belgrad (the “Employment Agreement”) in connection with the appointment of Mr. Belgrad as the Company’s President and Chief Executive Officer. The Employment Agreement incorporates by reference certain terms of the previously disclosed Transition Severance Agreement between Mr. Belgrad and the Company. Pursuant to the Employment Agreement, Mr. Belgrad’s compensation will consist of an annual base salary of $500,000, and he will be eligible to receive a target incentive bonus of $3,000,000, payable in a combination of cash and equity of the Company, a portion of which may be subject to time-based vesting (ratably over 3 years) and a portion of which may be subject to performance-based vesting (based on relative total shareholder return performance against a defined peer group). In addition, Mr. Belgrad will receive a one-time grant of restricted ordinary shares of the Company equaling $500,000, a portion of which may be subject to time-based vesting and a portion may be subject to performance-based vesting. Mr. Belgrad will also continue to be eligible to participate in certain Company-wide employee benefit programs, including the Company’s Profit Sharing and 401(k) Plan as well as health and welfare benefits.

In the event of a termination of Mr. Belgrad’s employment by the Company without Cause (as defined in the Employment Agreement) or termination by Mr. Belgrad for Good Reason (as defined in the Employment Agreement) (in either case a “Good Leaver Termination”), Mr. Belgrad would be entitled to receive (i) upon the occurrence of a Good Leaver Termination prior to March 3, 2020, compensation and benefits consistent with the terms of Mr. Belgrad’s previously disclosed Transition Services Agreement and (ii) upon the occurrence of a Good Leaver Termination on or after March 3, 2020, (a) separation payments equal to twelve (12) months of Mr. Belgrad’s salary plus 50% of the aggregate bonus (cash and non-cash) received by Mr. Belgrad for the prior year (collectively, the “Severance”); provided, however, that such Severance shall not be less than $3,250,000 and shall be paid according to the Company’s normal payroll practices, (b) continuation of health benefits for twelve (12) months, (c) a pro-rated aggregate bonus (cash and non-cash) for the year in which the termination of employment occurs, which shall be determined at the discretion of the Compensation Committee, and (d) continued vesting of Mr. Belgrad’s time- and performance-based restricted share and restricted share unit awards pursuant to their existing vesting schedules.

Any short-term or long-term cash or equity-based incentive award paid to Mr. Belgrad will be subject to the Clawback Policy adopted by the Board, as in effect from time-to-time.

The Employment Agreement contains customary restrictive covenants, including, non-disclosure, non-disparagement, non-interference, a twelve (12) month non-solicitation and a two (2) month non-competition obligation.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

In connection with the appointment of Mr. Belgrad as President and Chief Executive Officer, Mr. Belgrad will step down as Chief Financial Officer, Principal Accounting Officer and Principal Financial Officer, effective as of March 2, 2018. In addition, James J. Ritchie will step down as Interim Chief Executive Officer, effective as of March 2, 2018. Mr. Ritchie will continue to serve as an independent Director of the Company and Chairman of the Board of Directors.

Appointment of Daniel K. Mahoney as Head of Finance, Principal Accounting Officer and Principal Financial Officer

On January 31, 2018 the Board appointed Daniel K. Mahoney as the Company’s Head of Finance, Principal Accounting Officer and Principal Financial Officer, effective as of March 2, 2018.

Before being appointed as the Company’s Head of Finance, Principal Accounting Officer and Principal Financial Officer, Mr. Mahoney, age 38, was the Company’s Controller and Chief Accounting Officer, positions he has held since 2014. Prior to joining the Company, Mr. Mahoney was Chief Accounting Officer of State Street Global Advisors where he was responsible for all accounting and control processes. Mr. Mahoney was previously a Senior Manager at PricewaterhouseCoopers LLP in their audit practice where he focused on asset management companies and SEC registrants. Mr. Mahoney received a B.A. in Economics from Tufts University and is a certified public accountant.

As the Company’s Head of Finance, Principal Accounting Officer and Principal Financial Officer, Mr. Mahoney will receive an annual base salary of $250,000 and he will be eligible to participate in the Company’s annual incentive compensation program, with such incentive compensation paid in a combination of cash and equity of the Company. In addition, Mr. Mahoney will continue to be eligible to participate in certain Company-wide employee benefit programs, including the Company’s Profit Sharing and 401(k) Plan as well as health and welfare benefits.

Resignation of Director and Election of New Director

On January 30, 2018, John Rogers resigned as a director of the Company effective January 31, 2018 for personal reasons and to pursue other endeavors. Mr. Rogers shall continue to provide assistance to the Board of Directors as a consultant pursuant to terms and conditions as agreed between Mr. Rogers and the Board of Directors.

In connection with Mr. Rogers' resignation, on January 30, 2018, the Board elected Barbara Trebbi, CFA, as a Director of the Company, effective as of January 30, 2018. Ms. Trebbi was a General Partner and co-managing partner at Mercator Asset Management, L.P. (“Mercator”) until October 2017. At Mercator, which she joined in 2000, she was a senior member of the investment team, with a focus on international equities, in particular, continental European investments, as well as Asia and other emerging markets. Her clients included a wide range of institutional investors and sub-advisory accounts. Ms. Trebbi started her career in 1988 as an international equity research analyst at Mackenzie Investment Management Inc., and progressed over 12 years to become head of international equities. She has over 30 years of international investment experience. Ms. Trebbi is a Chartered Financial Analyst and a member of the CFA Institute, the Investment Counsel Association of America, and also is a member of the CFA Society of South Florida, where she served as President from 1994 to 1995. She also serves on a number of non-profit boards related to primary, secondary and higher education. She has a Graduate Diploma from the London School of Economics and Political Science and a B.S. degree from the University of Florida.

Ms. Trebbi will receive cash compensation for her service as a Director in accordance with the Company’s Non-Employee Director Compensation Policy, the components of which were disclosed in the Company’s Proxy Statement for its 2017 Annual General Meeting, filed on April 3, 2017.  In addition, Ms. Trebbi will be eligible to receive an annual grant of restricted share units of the Company pursuant to the Company’s Non-Employee Director Equity Incentive Plan, in the amount of $100,000 (which such grant will be prorated for service during 2018).

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The information in Item 2.02 and the information filed as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K is being furnished in accordance with Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth in a specific filing.

Exhibit No.	Description

10.1	Employment Agreement, dated January 31, 2018, by and between the Company and Stephen H. Belgrad
99.1	Earnings press release issued by the Company on February 1, 2018
99.2	Fourth quarter 2017 earnings presentation of OM Asset Management plc

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	February 1, 2018	OM ASSET MANAGEMENT PLC

		By:	/s/ JAMES J. RITCHIE
		Name:	James J. Ritchie
		Title:	Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated January 31, 2018, by and between the Company and Stephen H. Belgrad
99.1	Earnings press release issued by the Company on February 1, 2018
99.2	Fourth quarter 2017 earnings presentation of OM Asset Management plc